Exhibit 3.01

ARTICLES OF ASSOCIATION

of

SHIRE PLC

(Articles adopted by special resolution on 19th September 2005)

Interpretation

1.	Exclusion of Table A

No regulations set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or articles of the Company.

2.	Definitions

	(A)	In these articles unless the context otherwise requires:-

“address”, in relation to electronic communications, includes any number or address used for the purposes of such communications;

“these articles” means these articles of association as altered from time to time and the expression “this article” shall be construed accordingly;

“the auditors” means the auditors from time to time of the Company or, in the case of joint auditors, any one of them;

“Beneficiary” means a holder of Exchangeable Shares (other than the Company or any of its subsidiaries, subsidiary undertakings or associated undertakings);

“Beneficiary Votes” means the number of votes equal to three times the number of Exchangeable Shares held by a Beneficiary;

“the board” means the board of directors from time to time of the Company or the directors present at a meeting of the directors at which a quorum is present;

“certificated share” means a share which is not an uncertificated share and references in these articles to a share being held in certificated form shall be construed accordingly;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“the Company” means Shire plc;

“the Companies Acts” means every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the Company;

“electronic signature” means anything in electronic form which the board requires to be incorporated into or otherwise associated with an electronic communication for the purpose of establishing the authenticity or integrity of the communication;

“Exchangeable Share” means an exchangeable share in Shire Acquisition Inc., a corporation existing under the laws of Canada;

“the holder” in relation to any shares means the member whose name is entered in the register as the holder of those shares;

“the Listing Rules” means the rules which are made from time to time by the relevant competent authority for the purposes of the regulation of the official listing of the Company’s securities;

“member” means a member of the Company;

“the Non-Voting Redeemable Preference Shares” means the non-voting redeemable preference shares in the capital of the Company, the rights attaching to which are described in article 5;

“the office” means the registered office from time to time of the Company;

“Operator” bears the meaning given in the Uncertificated Securities Regulations;

“paid up” means paid up or credited as paid up;

“participating class” means a class of shares title to which is permitted by an Operator to be transferred by means of a relevant system;

“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

“the register” means the register of members of the Company;

“the Scheme” means the scheme of arrangement proposed to be implemented in November, 2005 between Shire Pharmaceuticals Group plc and its ordinary shareholders, in its original form or with or subject to any modification, addition, or condition approved or imposed by the Court, to which scheme of arrangement the Company proposes at the date of the adoption of these articles to consent;

“seal” means any common or official seal that the Company may be permitted to have under the Companies Acts;

“the secretary” means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the Company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary;

“the Special Voting Shares” means the special voting shares in the capital of the Company, the rights attaching to which are described in article 5;

“the Subscriber Ordinary Shares” means the subscriber ordinary shares in the capital of the Company, the rights attaching to which are described in article 5;

“uncertificated share” means a share of a class which is at the relevant time a participating class title to which is recorded on the register as being held in uncertificated form and references in these articles to a share being held in uncertificated form shall be construed accordingly;

“the Uncertificated Securities Regulations” means the Uncertificated Securities Regulations 2001 as amended from time to time and any provisions of or under the Companies Acts which supplement or replace such Regulations;

“United Kingdom” means Great Britain and Northern Ireland; and

“Voting and Exchange Trust Agreement” means the agreement proposed to become effective contemporaneously with the Scheme between the Company, Shire Acquisition Inc. and Natcan Trust Company, a federally chartered trust company existing under the laws of Canada, relating to the Exchangeable Shares and the Special Voting Shares.

(B)	references to a document being executed include references to its being executed under hand or under seal or by any other method except by means of an electronic signature;

(C)	references to a document being signed or to signature include references to its being executed under hand or under seal or by any other method and, in the case of an electronic communication, such references are to its bearing an electronic signature;

(D)	references to writing include references to any method of representing or reproducing words in a legible and non-transitory form including by way of electronic communications where specifically provided in a particular article or where permitted by the board in its absolute discretion;

(E)	words or expressions to which a particular meaning is given by the Companies Acts in force when these articles or any part of these articles are adopted bear (if not inconsistent with the subject matter or context) the same meaning in these articles or that part (as the case may be) save that the word company shall include any body corporate;

(F)	references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person; and

(G)	headings are included only for convenience and shall not affect meaning.

3.	Form of Resolution

	(A)	Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

	(B)	Subject to the Companies Acts, a resolution in writing signed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each signed by or on behalf of one or more of the members. In this paragraph of this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Share Capital

4.	Authorised Share Capital

The authorised share capital of the Company at the date of adoption of these articles is £2,625,050,003 divided into 750,000,000 ordinary shares of £3.50 each, 50,000 Non-Voting Redeemable Preference Shares of £1.00 each, 2 Subscriber Ordinary Shares of £1.00 each and 10,000,000 Special Voting Shares of 0.00001 penny each.

5.	Rights Attached to Shares

	(A)	Subject to the provisions of the Companies Acts and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide.

	(B)	The rights and restrictions attached to Special Voting Shares shall be as set out below:

(i) Income

the holder of the Special Voting Shares shall not be entitled to any dividends or distributions in respect of such shares;

(ii)	Capital

the holder of the Special Voting Shares shall be entitled to receive, on any winding up of the Company, an amount equal only to the higher of one penny and the aggregate nominal amount of such shares and only after holders of ordinary shares in the capital of the Company have received an amount equal to the nominal amount of such shares held by them;

(iii)	Transfer

the board shall decline to register any transfer of any of the Special Voting Shares unless the transfer is to a company which replaces Natcan Trust Company as the trustee of the Special Voting Shares pursuant to the terms of the Voting and Exchange Trust Agreement;

(iv)	Voting Rights

	(a)	prior to the coming into effect of the Scheme, the holder of the Special Voting Shares shall have no right as such to receive notice of or to attend or vote at any general meeting of the Company, unless a resolution is to be proposed to wind up the Company; and

	(b)	with effect from the coming into effect of the Scheme:

		(1)	the holder of the Special Voting Shares shall be entitled to receive notice of and to attend and vote at any general meeting of the Company as follows:

			(A)	on a show of hands, the holder of the Special Voting Shares shall have one vote in addition to the votes which may be cast by a Beneficiary (or its nominee) on such show of hands as proxy for the holder of the Special Voting Shares; and

			(B)	on a poll, the holder of the Special Voting Shares shall have three votes for every Exchangeable Share then outstanding (A) that is owned by Beneficiaries and (B) as to which the holder of the Special Voting Shares has received valid voting instructions from Beneficiaries for the purposes of the Voting and Exchange Trust Agreement;

		(2)	the holder of the Special Voting Shares shall on a poll be entitled to cast the votes attaching to such shares on any resolution for or against such resolution (such that some of such votes may be cast for, some of such votes may be cast against, and some of such votes may not be cast at all on, such resolution) in such proportions as it may determine;

		(3)	if so instructed by a Beneficiary, the holder of the Special Voting Shares shall be entitled to appoint that Beneficiary, or such other person as that Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special Voting Shares the Beneficiary Votes of the relevant Beneficiary. A proxy need not be a member of the Company. A Beneficiary (or his nominee) exercising its Beneficiary Votes shall have the same rights as the holder of the Special Voting Shares to speak at the meeting in favour of any matter and to vote on a show of hands or on a poll in respect of any matter proposed;

		(4)	the holder of the Special Voting Shares shall be entitled to demand a poll at any general meeting of the Company; and

		(5)	a proxy received from the holder of the Special Voting Shares will be valid for the purposes of any poll at any general meeting of the Company if it is received before the closing of the poll to which it relates; and
	(v)	Class Rights

any amendment to, or removal of, or alteration of the effect of (which for the avoidance of doubt shall be taken to include the ratification of any breach of) all or any of these articles which varies, modifies, alters or abrogates any of the rights of the Special Voting Shares shall only be effective with the consent in writing of the holder of the Special Voting Shares and without such consent shall not be done, or caused or permitted to be done, and the holder of the Special Voting Shares shall withhold such consent save as directed by the board.

(C)	The rights and restrictions attached to Subscriber Ordinary Shares shall be set out below:

	(i)	prior to the coming into effect of the Scheme, the holders of the Subscriber Ordinary Shares shall have the same rights in respect of those shares in relation to the Company as any holder of ordinary shares has in respect of those shares;

(ii)	with effect from the coming into effect of the Scheme, the rights and restrictions attached to the Subscriber Ordinary Shares shall be as set out below:

	(a)	Income

the holders of the Subscriber Ordinary Shares shall not be entitled to any dividends or distributions in respect of such shares;

	(b)	Capital

the amount that would otherwise be distributed to the holders of the Subscriber Ordinary Shares out of the surplus assets of the Company remaining after the payment of its liabilities on a winding up shall be limited to the nominal value of each Subscriber Ordinary Share they hold which shall be paid only after the holders of any and all other classes of share in the capital of the Company then in issue shall have received the nominal value of those shares (or any capital entitlement specified as an alternative to that nominal value) in respect of the relevant shares held by them at that time;

	(c)	Transfer

the board may decline to register any transfer of any of the Subscriber Ordinary Shares to any person of whom they do not approve and decline to give any reason for that disapproval. If the board declines to register a transfer of any of the Subscriber Ordinary Shares, they shall within two months after the date the transfer was lodged with the Company send to the transferee notice of their declining to register the transfer and the relevant instrument of transfer; and

	(d)	Voting Rights

the holders of the Subscriber Ordinary Shares shall have no right as such to receive notice of or attend or vote at any general meeting of the Company unless a resolution is to be proposed to wind up the Company or a resolution is to be proposed which varies, modifies, alters or abrogates the rights attaching to the Subscriber Ordinary Shares.

(D)	The rights and restrictions attached to Non-Voting Redeemable Preference Shares shall be set out below:

	(i)	Income

the holders of the Non-Voting Redeemable Preference Shares shall, with effect from the date on which those shares are issued, have the right to receive, out of the profits of the Company available for distribution and resolved to be distributed, a fixed non-cumulative preferential dividend at a rate of five per cent. per annum on the capital paid up thereon. The Non-Voting Redeemable Preference Shares shall rank for dividends in priority to any other shares in the capital of the Company from time to time in issue;

(ii)	Capital

the holders of the Non-Voting Redeemable Preference Shares on a return of capital on a winding up shall be entitled to receive out of the assets of the Company available for distribution among the members the nominal amount of those shares, together with any accrued but unpaid dividend on those shares, in priority to any distribution to any holder of other shares in the Company from time to time in issue;

except as provided in (i) and (ii) above, the holders of the Non-Voting Redeemable Preference Shares shall not have any other right to participate in the profits or assets in the Company;

(iii)	Redemption

(a) subject to the provisions of the Companies Acts, the Company may redeem the Non-Voting Redeemable Preference Shares at any time at the discretion of the board and shall redeem them at the request of the holders of the Non-Voting Redeemable Preference Shares at any time after the earlier of a reduction of capital of the Company implemented subsequently to the Scheme becoming effective or 30th June 2006 and shall on redemption pay the nominal amount thereof (together with any accrued but unpaid dividend on those shares) PROVIDED ALWAYS that if the Company shall at any time be unable, by reason of any provision of the Companies Acts, to redeem the Non-Voting Redeemable Preference Shares on the date specified by the board or requested by the holders of the Non-Voting Redeemable Preference Shares, then the Company shall redeem such shares as soon as it is able to comply with such provisions of the Companies Acts; and

(b) subject to sub-paragraph (iii)(a) above, any notice of redemption served shall specify the date fixed for redemption and upon such date the holders of the Non-Voting Redeemable Preference Shares shall present the certificate(s) thereof in order that the same may be cancelled. Upon such delivery the Company shall pay to the holders the amount due to them in respect of such redemption;

		(iv)	Transfer

the board may decline to register any transfer of any of the Non-Voting Redeemable Preference Shares to any person of whom they do not approve and decline to give any reason for that disapproval. If the board declines to register a transfer of any of the Non-Voting Redeemable Preference Shares, they shall within two months after the date the transfer was lodged with the Company send to the transferee notice of their declining to register the transfer and the relevant instrument of transfer; and

		(v)	Voting Rights

the holders of the Non-Voting Redeemable Preference Shares shall have no right as such to receive notice of or attend or vote at any general meeting of the Company unless a resolution is to be proposed to wind up the Company or a resolution is to be proposed which varies, modifies, alters or abrogates any of the rights attaching to the Non-Voting Redeemable Preference Shares;

	(E)		As a result of the rights and restrictions attached to the classes of share in the capital of the Company described above, any surplus assets on a winding up of the Company are to be applied, if the Scheme becomes effective:

		(i)	first, in payment of the nominal amount of, and any accrued but unpaid dividend on, the Non-Voting Redeemable Preference Shares;

		(ii)	secondly, in payment of the nominal amount of the ordinary shares;

		(iii)	thirdly, in payment of an amount equal to the higher of one penny and the aggregate nominal amount of the Special Voting Shares;

		(iv)	fourthly, in payment of the nominal amount of the Subscriber Ordinary Shares;

		(v)	fifthly, in distribution to the holders of ordinary shares pro rata to the aggregate nominal amount of their holding of ordinary shares.

6.	Redeemable Shares

Subject to the provisions of the Companies Acts and to any rights attached to existing shares, any share may be issued which is to be redeemed, or is liable to be redeemed at the option of the Company or the holder.

7.	Purchase of Own Shares

Subject to the provisions of the Companies Acts and to any rights attached to existing shares, the Company may purchase or may enter into a contract under which it will or may purchase all or any of its shares of any class, including any redeemable shares. Neither the Company nor the board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

8. Variation of Rights

Subject to the provisions of the Companies Acts and to any rights attached to existing shares, all or any of the rights attached to any existing class of shares may from time to time (whether or not the Company is being wound up) be varied either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares. All the provisions of these articles as to general meetings of the Company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be two persons entitled to vote and holding or representing by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), (but so that at any adjourned meeting one holder entitled to vote and present in person or by proxy (whatever the number of shares held by him) shall be a quorum), that every holder of shares of the class present in person or by proxy and entitled to vote shall be entitled on a poll to one vote for every share of the class held by him (subject to any rights or restrictions attached to any class of shares) and that any holder of shares of the class present in person or by proxy and entitled to vote may demand a poll. The foregoing provisions of this article shall apply to the variation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class and their special rights were to be varied.

9. Pari Passu Issues

The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

10. Unissued Shares

Subject to the provisions of the Companies Acts and these articles and to any resolution passed by the Company and without prejudice to any rights attached to existing shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the board which may offer, allot, grant options over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and upon such terms as the board may decide.

The board may at any time after the allotment of a share but before a person has been entered into the register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on the terms and conditions the board thinks fit.

11. Payment of Commission

The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly-paid shares or partly in one way and partly in the other.

12.	Trusts Not Recognised

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share or (except only as by these articles or by law otherwise provided) any other right in respect of any share other than an absolute right to the whole of the share in the holder.

13.	Suspension of Rights Where Non-Disclosure of Interest

	(A)	Where the holder of any shares in the Company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with any statutory notice in respect of those shares or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, the Company may give the holder of those shares a further notice (a “restriction notice”) to the effect that from the service of the restriction notice those shares will be subject to some or all of the relevant restrictions, and from service of the restriction notice those shares shall, notwithstanding any other provision of these articles, be subject to those relevant restrictions accordingly. For the purpose of enforcing the relevant restriction referred to in sub-paragraph (iii) of the definition of “relevant restrictions”, the board may give notice to the relevant member requiring the member to change the relevant shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any of the relevant shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may authorise any person to instruct the Operator to change the relevant shares held in uncertificated form to certificated form.

	(B)	If after the service of a restriction notice in respect of any shares the board is satisfied that all information required by any statutory notice relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the restriction notice has been supplied, the Company shall, within seven days, cancel the restriction notice. The Company may at any time at its discretion cancel any restriction notice or exclude any shares from it. The Company shall cancel a restriction notice within seven days after receipt of a notice in writing that the relevant shares have been transferred pursuant to an arm’s length sale.

	(C)	Where any restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he may direct.

	(D)	Any new shares in the Company issued in right of any shares subject to a restriction notice shall also be subject to the restriction notice, and the board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the restriction notice when such shares are issued.

(E)	Any holder of shares on whom a restriction notice has been served may at any time request the Company to give in writing the reason why the restriction notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the Company shall give that information accordingly.

(F)	If a statutory notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the failure or omission to do so or the non-receipt of the copy by the holder shall not invalidate such notice.

(G)	This article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the Company arising from any failure by any person to give any information required by a statutory notice within the time specified in it. For the purpose of this article a statutory notice need not specify the relevant period, and may require any information to be given before the expiry of the relevant period.

(H)	In this article:-

a sale is an “arm’s length sale” if the board is satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a takeover offer and a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom. For this purpose an associate (within the definition of that expression in any statute relating to insolvency in force at the date of adoption of this article) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares;

“person appearing to be interested” in any shares shall mean any person named in a response to a statutory notice or otherwise notified to the Company by a member as being so interested or shown in any register or record kept by the Company under the Companies Acts as so interested or, taking into account a response or failure to respond in the light of the response to any other statutory notice and any other relevant information in the possession of the Company, any person whom the Company knows or has reasonable cause to believe is or may be so interested;

“person with a 0.25 per cent. interest” means a person who holds, or is shown in any register or record kept by the Company under the Companies Acts as having an interest in, shares in the Company which comprise in total at least 0.25 per cent. in number or nominal value of the shares of the Company (calculated exclusive of any shares held as treasury shares), or of any class of such shares (calculated exclusive of any shares of that class held as treasury shares), in issue at the date of service of the restriction notice;

“relevant period” means a period of 14 days following service of a statutory notice;

“relevant restrictions” mean in the case of a restriction notice served on a person with a 0.25 per cent. interest that:-

(i) the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to general meetings;

(ii) the board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividend;

(iii) the board may decline to register a transfer of any of the shares which are certificated shares, unless such a transfer is pursuant to an arm’s length sale and in any other case mean only the restriction specified in sub-paragraph (i) of this definition; and

“statutory notice” means a notice served by the Company under the Companies Acts requiring particulars of interests in shares or of the identity of persons interested in shares.

14.		Uncertificated Shares

	(A)	Pursuant and subject to the Uncertificated Securities Regulations, the board may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The board may also, subject to compliance with the Uncertificated Securities Regulations and the rules of any relevant system, determine at any time that title to any class of shares may from a date specified by the board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights.

	(B)	In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:-

(i) the holding of shares of that class in uncertificated form;

(ii) the transfer of title to shares of that class by means of a relevant system; and

(iii) any provision of the Uncertificated Securities Regulations,

and, without prejudice to the generality of this article, no provision of these articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the Uncertificated Securities Regulations, of an Operator register of securities in respect of that class of shares in uncertificated form.

	(C)	Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system.

	(D)	Unless the board otherwise determines or the Uncertificated Securities Regulations or the rules of the relevant system concerned otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

	(E)	The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption; in particular, any provision of these articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

15.	Right to Share Certificates

Every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within the time limits prescribed by the Companies Acts (or, if earlier, within any prescribed time limit or within a time specified when the shares were issued) one certificate for all those shares of any one class. In the case of a certificated share held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance without charge.

16.	Replacement of Share Certificates

If a share certificate is defaced, worn out, lost or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity as the board may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company. Any two or more certificates representing shares of any one class held by any member shall at his request be cancelled and a single new certificate for such shares issued in lieu. Any certificate representing shares of any one class held by any member may at his request be cancelled and two or more certificates for such shares may be issued instead. The board may require the payment of any exceptional out-of-pocket expenses of the Company incurred in connection with the issue of any certificates under this article. Any one of two or more joint holders may request replacement certificates under this article.

17.	Execution of Share Certificates

Every share certificate shall be executed under a seal or in such other manner as the board, having regard to the terms of issue and any listing requirements, may authorise and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. The board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

Lien

18.	Company’s Lien on Shares Not Fully Paid

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the Company (whether presently or not) in respect of that share. The Company’s lien on a share shall extend to every amount payable in respect of it. The board may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

19.	Enforcing Lien by Sale

The Company may sell, in such manner as the board may decide, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale the board may authorise some person to execute an instrument of transfer of the share sold to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in relation to the sale.

20.	Application of Proceeds of Sale

The net proceeds, after payment of the costs, of the sale by the Company of any share on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale and upon surrender, if required by the Company, for cancellation of the certificate for the share sold) be paid to the person who was entitled to the share at the time of the sale.

Calls on Shares

21.	Calls

Subject to the terms of issue, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the Company serving upon him at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed, in whole or in part, as the board may decide. A person upon whom a call is made shall remain liable jointly and severally with the successors in title to his shares for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

22.	Timing of Calls

A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

23.	Liability of Joint Holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

24.	Interest Due on Non-Payment

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate, not exceeding 15 per cent. per annum, as the board may decide, and all expenses that have been incurred by the Company by reason of such non-payment, but the board shall be at liberty in any case or cases to waive payment of the interest or expenses wholly or in part.

25.	Sums Due on Allotment Treated as Calls

Any amount which becomes payable in respect of a share on allotment or on any other date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, all the provisions of these articles shall apply as if the sum had become due and payable by virtue of a call.

26.	Power to Differentiate

The board may on or before the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

27.	Payment of Calls in Advance

The board may, if it thinks fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and on all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, not exceeding (unless the Company by ordinary resolution shall otherwise direct) 15 per cent. per annum, as the board may decide.

Forfeiture of Shares

28.	Notice if Call or Instalment Not Paid

If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

29.	Form of Notice

The notice shall name a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call has been made or instalment is payable will be liable to be forfeited.

30.	Forfeiture for Non-Compliance with Notice

If the notice is not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest and expenses due in respect of it has been made, be forfeited by a resolution of the board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture. The board may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender.

31.	Notice after Forfeiture

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give notice.

32.	Sale of Forfeited Shares

Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the Company and may be sold or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the board shall decide. The board may for the purposes of the disposal authorise some person to execute an instrument of transfer to the designated transferee. The Company may receive the consideration (if any) given for the share on its disposal. At any time before a sale or disposition the forfeiture may be cancelled by the board on such terms as the board may decide.

33.	Arrears to be Paid Notwithstanding Forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the Company all moneys which at the date of the forfeiture were payable by him to the Company in respect of those shares with interest thereon at the rate of 15 per cent. per annum (or such lower rate as the board may decide) from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

34.	Statutory Declaration as to Forfeiture

A statutory declaration that the declarant is a director of the Company or the secretary and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or disposal.

Transfer of Shares

35.	Transfer

	(A)	Subject to such of the restrictions of these articles as may be applicable:-

		(i)	any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in, the Uncertificated Securities Regulations and the rules of any relevant system, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

		(ii)	any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the board may approve.

	(B)	The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register in respect of it.

36.	Execution of Transfer

The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) the transferee. All instruments of transfer, when registered, may be retained by the Company.

37.	Rights to Decline Registration of Partly Paid Shares

The board may, in its absolute discretion and without giving any reason for so doing, decline to register any transfer of any share which is not a fully paid share.

38.	Other Rights to Decline Registration

	(A)	Registration of a transfer of an uncertificated share may be refused in the circumstances set out in the Uncertificated Securities Regulations, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

	(B)	The board may decline to register any transfer of a certificated share unless:-

		(i)	the instrument of transfer is duly stamped or duly certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty and is left at the office or such other place as the board may from time to time determine accompanied (save in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued) by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the person executing the instrument of transfer to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do;

		(ii)	the instrument of transfer is in respect of only one class of share; and

		(iii)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

	(C)	For all purposes of these articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

39.	No Fee for Registration

No fee shall be charged by the Company for registering any transfer, document or instruction relating to or affecting the title to any share or for making any other entry in the register.

40.	Untraced Shareholders

The Company may sell any certificated shares in the Company on behalf of the holder of, or person entitled by transmission to, the shares at the best price reasonably obtainable at the time of sale if:-

	(i)	the shares have been in issue either in certificated or uncertificated form throughout the qualifying period and at least three cash dividends have become payable on the shares during the qualifying period;

	(ii)	no cash dividend payable on the shares has either been claimed by presentation to the paying bank of the relevant cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares or by the transfer of funds by means of a relevant system at any time during the relevant period;

	(iii)	so far as any director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the shares; and

	(iv)	the Company has caused two advertisements to be published, one in a newspaper with a national circulation and the other in a newspaper circulating in the area in which the last known postal address of the holder of, or person entitled by transmission to, the shares or the postal address at which service of notices may be effected under the articles is located, giving notice of its intention to sell the shares and a period of three months has elapsed from the date of publication of the advertisements or of the last of the two advertisements to be published if they are published on different dates.

For the purpose of this article:-

“the qualifying period” means the period of 12 years immediately preceding the date of publication of the advertisements referred to in sub-paragraph (iv) above or of the first of the two advertisements to be published if they are published on different dates; and

“the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of sub-paragraphs (i) to (iv) above have been satisfied.

To give effect to any sale of shares pursuant to this article the board may authorise some person to transfer the shares in question and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company and, upon their receipt, the Company shall become indebted to the former holder of, or person entitled by transmission to, the shares for an amount equal to the net proceeds. No trust shall be created in respect of the debt and no interest shall be payable in respect of it and the

Company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the Company or as it thinks fit.

Transmission of Shares

41.	Transmission on Death

If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

42.	Entry of Transmission in Register

Where the entitlement of a person to a certificated share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register.

43.	Election of Person Entitled by Transmission

Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself he shall give notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including, without limitation, the execution of any document and the giving of any instruction by means of relevant system) to enable himself or that person to be registered as the holder of the share. The board may at any time require the person to elect either to be registered himself or to transfer the share and if the requirements are not complied with within 60 days of being issued the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements have been complied with. All the provisions of these articles relating to the transfer of, and registration of transfers of, shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or executed by the member.

44.	Rights of Person Entitled by Transmission

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share (except with the authority of the board) to receive notice of, or to attend or vote at, any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to general meetings.

Alteration of Share Capital

45.	Increase, Consolidation, Sub-Division and Cancellation

The Company may from time to time by ordinary resolution:-

	(i)	increase its share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

	(ii)	consolidate, or consolidate and then sub-divide, all or any of its share capital into shares of larger amount than its existing shares;

	(iii)	subject to the Companies Acts, sub-divide its shares or any of them into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others; and

	(iv)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

46.	Fractions

	(A)	Whenever as a result of a consolidation, consolidation and sub-division or sub- division of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit. In particular the board may sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members and the board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. For the purposes of effecting the sale, the board may arrange for the shares representing the fractions to be entered in the register as certificated shares.The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

	(B)	Subject to the Companies Acts, when the board consolidates or sub-divides shares, it can treat certificated and uncertificated shares which a member holds as separate shareholdings.

47.	Reduction of Capital

Subject to the provisions of the Companies Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

General Meetings

48.	Extraordinary General Meetings

Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.

49.	Annual General Meetings

The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.

50.	Convening of Extraordinary General Meetings

The board may convene an extraordinary general meeting whenever it thinks fit.

51.	Separate General Meetings

The provisions of these articles relating to general meetings shall apply, with any necessary modifications, to any separate general meeting of the holders of shares of a class convened otherwise than in connection with the variation or abrogation of the rights attached to the shares of that class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares.

Notice of General Meetings

52.	Length of Notice

An annual general meeting and an extraordinary general meeting convened for the passing of a special resolution or (save as provided by the Companies Acts) a resolution of which special notice has been given to the Company shall be convened by not less than 21 clear days’ notice in writing. All other extraordinary general meetings shall be convened by not less than 14 clear days’ notice in writing. The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted. Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors or, if more than one, each of them. References in this article to notice in writing include the use of electronic communications and publication on a web site in accordance with the Companies Acts.

53.	Omission or Non-Receipt of Notice

	(A)	The accidental omission to give any notice of a meeting or the accidental omission to send any document relating to any meeting to, or the non-receipt of any such notice or document by, any person entitled to receive the notice or document shall not invalidate the proceedings at that meeting.

	(B)	A member present in person or by proxy at a meeting shall be deemed to have received proper notice of that meeting and, where applicable, of the purpose of that meeting.

54.	Postponement of General Meetings

If the board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone or move the general meeting to another date, time and/or place. The board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the rearranged meeting shall, if practicable, also be placed in a national newspaper in the United Kingdom. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, the appointment of a proxy will be valid if it is received as required by these articles not less than 48 hours before the time appointed for holding the rearranged meeting. The board may also postpone or move the rearranged meeting under this article.

Proceedings at General Meetings

55.	Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles and apart from when the Company has only one member entitled to vote, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes. If, and for so long as, the Company has only one member entitled to vote, that member or the proxy for that member or, where that member is a corporation, its duly authorised representative, shall be a quorum at any general meeting.

56.	Procedure if Quorum Not Present

If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting, if convened by or upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day (being not less than three nor more than 28 days later) and at such other time or place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been so specified, the meeting shall stand adjourned to such other day (being not less than ten nor more than 28 days later) and at such other time or place as the chairman of the meeting may decide and, in this case, the Company shall give not less than seven clear days’ notice in writing of the adjourned meeting. References in this article to notice in writing include the use of electronic communications and publication on a web site in accordance with the Companies Acts. At any adjourned meeting one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum and any notice of an adjourned meeting shall state that one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum.

57.	Security Arrangements

The board may direct that persons wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to, or to authorise some one or more persons who shall include a director or the secretary or the chairman of the meeting to, refuse entry to, or to eject from, such general meeting any person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

58.	Chairman of General Meeting

The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a director longest shall take the chair. If there is no chairman or deputy chairman, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither the chairman nor any deputy chairman is willing to act as chairman, the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman of the meeting if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman of the meeting. Nothing in these articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

59.	Orderly Conduct

The chairman of the meeting shall take such action or give directions for such action to be taken as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting. The chairman’s decision on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or matter is of such a nature.

60.	Entitlement to Attend and Speak

Each director shall be entitled to attend and speak at any general meeting of the Company. The chairman of the meeting may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

61.	Adjournments

The chairman of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either for an indefinite period or to another time or place where it appears to him that (a) the members entitled to vote and wishing to attend cannot be conveniently accommodated in the place appointed for the meeting (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either for an indefinite period or to another time or place. When a meeting is adjourned for an indefinite period the time and place for the adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. Any meeting may be adjourned more than once.

62.	Notice of Adjournment

When a meeting is adjourned for three months or more, or for an indefinite period, notice of the adjourned meeting shall be given as in the case of an original meeting. Except where these articles otherwise require, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

Amendments

63.	Amendments to Resolutions

In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted upon. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is put to the vote.

64.	Amendments Ruled Out of Order

If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Voting

65.	Votes of Members

Subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, on a show of hands every member who is present in person at a general meeting of the Company shall have one vote. Proxies cannot vote on a show of hands. On a poll every member who is present in person or by proxy shall, subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, have one vote for every share of which he is the holder.

66.	Method of Voting

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded. Subject to the Companies Acts, a poll may be demanded by:-

(i) the chairman of the meeting; or

(ii) at least five members present in person or by proxy and entitled to vote; or

(iii) any member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to attend and vote at the meeting; or

(iv) any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

The chairman of the meeting can also demand a poll before a resolution is put to the vote on a show of hands.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution on a show of hands has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

67.	Procedure if Poll Demanded

If a poll is properly demanded it shall be taken in such manner as the chairman of the meeting shall direct. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

68.	When Poll to be Taken

A poll demanded on the election of a chairman of the meeting, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not later than 30 days after the date of the demand) and at such time and place as the chairman of the meeting shall direct. It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll.

69.	Continuance of Other Business after Poll Demand

The demand for a poll (other than on the election of a chairman of the meeting or on a question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

70.	Votes on a Poll

On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion and if he does he shall specify the number of shares in respect of which each proxy is entitled to exercise the related votes and shall ensure that no proxy is appointed to exercise the votes which any other proxy has been appointed by that member to exercise. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

71.	Casting Vote of Chairman

In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to an additional or casting vote.

72.	Votes of Joint Holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

73.	Voting on Behalf of Incapable Member

A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company and may exercise any other right conferred by membership in relation to general meetings by or through any person authorised in such circumstances to do so on his behalf (and that person may vote on a poll by proxy), provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote or such other right has been received at the office (or at such other place as may be specified in accordance with these articles for the receipt of appointments of a proxy in writing which are not electronic communications) not later than the last time at which such an appointment should have been received in order to be valid for use at that meeting or on the holding of that poll.

74.	No Right to Vote where Sums Overdue on Shares

No member shall, unless the board otherwise decides, be entitled in respect of any share held by him to attend or vote (either personally or by proxy) at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company or upon a poll or to exercise any other right conferred by membership in relation to general meetings or polls unless all calls or other sums presently payable by him in respect of that share have been paid.

75.	Objections or Errors in Voting

If:-

(i) any objection shall be raised to the qualification of any voter, or

(ii) any votes have been counted which ought not to have been counted or which might have been rejected, or

(iii) any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting or poll on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting or poll at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

Proxies

76.	Appointment of Proxies

The appointment of a proxy shall be in writing signed by the appointor or his duly authorised attorney or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

77.	Receipt of Proxies

The appointment of a proxy must:-

	(i)	in the case of an appointment which is not contained in an electronic communication, be received at the office (or such other place in the United Kingdom as may be specified in or by way of note to the notice convening the meeting or in or by way of note to any notice of any adjournment or, in either case, in any accompanying document) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the board) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board;

	(ii)	in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications in or by way of note to the notice convening the meeting or in or by way of note to any notice of any adjournment or, in either case, in any accompanying document or in any electronic communication issued by or on behalf of the Company, be received at such address not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board, must, if required by the board, be received at the office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(iii) in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the poll, and an appointment of a proxy which is not or in respect of which the authority or copy thereof is not, received in a manner so permitted shall be invalid. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting or poll, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is delivered in a manner permitted by these articles by electronic communication, but because of a technical problem it cannot be read by the recipient.

78.	Maximum Validity of Proxy

No appointment of a proxy shall be valid after 12 months have elapsed from the date of its receipt save that, unless the contrary is stated in it, an appointment of a proxy shall be valid for use at an adjourned meeting or a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

79.	Form of Proxy

The appointment of a proxy shall be in any usual form or in such other form as the board may approve. The appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

80.	Cancellation of Proxy’s Authority

A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the Company at the office (or such other place or address as was specified by the Company for the receipt of appointments of proxy in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not later than the last time at which an appointment of a proxy should have been received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Appointment, Retirement and Removal of Directors

81.	Number of Directors

Unless otherwise determined by ordinary resolution of the Company, the directors (disregarding alternate directors) shall not be subject to a maximum in number but must not be less than two.

82.	Age of Directors

No person shall be disqualified from being appointed or elected as a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age. It shall not be necessary by reason of a person’s age to give special notice under the Companies Acts of any resolution in connection with his election. However, any director who is of the age of 70 or more shall retire in accordance with these articles. Where the board convenes any general meeting of the Company at which (to the knowledge of the board) a director will be proposed for election or re-election who at the date for which the meeting is convened will have attained the age of 70 years or more, the board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any election or re-election of that director, at that meeting.

83.	Directors’ Shareholding Qualification

No shareholding qualification for directors shall be required.

84.	Power of Company to Elect Directors

Subject to the provisions of these articles, the Company may by ordinary resolution elect any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

85.	Power of Board to Appoint Directors

Subject to the provisions of these articles, the board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles. Any director so appointed shall retire at the next annual general meeting and shall then be eligible for election but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at that meeting.

86.	Number to Retire by Rotation

At every annual general meeting a minimum of one-third of the directors shall retire from office, save that if their number is not three or any multiple of three then the minimum number required to retire shall be the number nearest to and less than one-third. If there are fewer than three directors they shall all retire.

87.	Identity of Directors to Retire

The directors to retire by rotation on each occasion shall be those of the directors who held office at the time of the two preceding annual general meetings and who did not retire at either of them. If the number of directors so retiring is less than the minimum number required by these articles to retire by rotation, additional directors up to that number shall also retire. The additional directors to retire shall be those of the directors who have been longest in office since they were last elected; but, as between persons who were last elected on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. In addition, a director who would not otherwise be required to retire shall retire if he is aged 70 or more at the date of the meeting or if he has held office with the Company, other than employment or executive office, for a continuous period of nine years or more at the date of the meeting. The directors to retire by rotation on each occasion (both as to number and identity) shall be determined by the composition of the board at start of business on the date of the notice convening the annual general meeting and no director shall be required to retire by rotation or be relieved from retiring by rotation by reason of any change in the number or identity of the directors after that time on the date of the notice but before the close of the meeting.

88.	Filling Vacancies

Subject to the provisions of these articles, at the meeting at which a director retires the Company can pass an ordinary resolution to re-elect the director or to elect some other eligible person in his place.

89.	Power of Removal by Ordinary Resolution

In addition to any power of removal conferred by the Companies Acts, the Company may by ordinary resolution remove any director before the expiration of his period of office and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place.

90.	Persons Eligible as Directors

No person other than a director retiring at the meeting (whether by rotation or otherwise) shall be elected or re-elected a director at any general meeting unless:-

(i) he is recommended by the board; or

(ii) not less than seven nor more than 42 days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the secretary of the intention to propose that person for election or re-election together with confirmation in writing by that person of his willingness to be elected or re- elected.

91.	Position of Retiring Directors

A director who retires (whether by rotation or otherwise) at an annual general meeting may, if willing to continue to act, be elected or re-elected. If he is elected or re-elected he is treated as continuing in office throughout. If he is not elected or re-elected, he shall retain office until the end of the meeting or (if earlier) when a resolution is passed to elect someone in his place or when a resolution to elect or re-elect the director is put to the meeting and lost.

92.	Vacation of Office by Directors

Without prejudice to the provisions for retirement by rotation or otherwise contained in these articles, the office of a director shall be vacated if:-

	(i)	he resigns his office by notice in writing delivered to or received at the office or tendered at a meeting of the board; or

	(ii)	by notice in writing delivered to or received at the office or tendered at a meeting of the board he offers to resign and the board resolves to accept such offer; or

	(iii)	by notice in writing delivered to or received at the office or tendered at a meeting of the board, his resignation is requested by all of the other directors and all of the other directors are not less than three in number; or

	(iv)	he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health and the board resolves that his office is vacated; or

	(v)	he is absent without the permission of the board from meetings of the board (whether or not an alternate director appointed by him attends) for six consecutive months and the board resolves that his office is vacated; or

	(vi)	he becomes bankrupt or compounds with his creditors generally; or

	(vii)	he is prohibited by law from being a director; or

	(viii)	he ceases to be a director by virtue of the Companies Acts or is removed from office pursuant to these articles.

If the office of a director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the board. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

93.	Alternate Directors

	(A)	Each director may appoint any person to be his alternate and may at his discretion remove an alternate director so appointed. If the alternate director is not already a director, the appointment, unless previously approved by the board, shall have effect only upon and subject to its being so approved. Any appointment or removal of an alternate director shall be effected by notice in writing signed by the appointor and delivered to or received at the office or tendered at a meeting of the board, or in any other manner approved by the board. An alternate director shall be entitled to receive notice of all meetings of the board or of committees of the board of which his appointor is a member. It shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom. He shall also be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and at such meeting to exercise and discharge all the functions, powers, rights and duties of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he were a director.

	(B)	Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall during his appointment be an officer of the Company. An alternate director shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director. An alternate director shall not be entitled to receive from the Company any fee in his capacity as an alternate director but the Company shall, if so requested in writing by the appointor, pay to the alternate director any part of the fees or remuneration otherwise due to the appointor.

	(C)	A director or any other person may act as an alternate director to represent more than one director. Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director but he shall count as only one for the purposes of determining whether a quorum is present. Signature by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of his appointment provides to the contrary, be as effective as signature by his appointor.

	(D)	An alternate director shall cease to be an alternate director:-

(i) if his appointor ceases for any reason to be a director except that, if at any meeting any director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this article which was in force immediately before his retirement shall remain in force as though he had not retired; or

(ii) on the happening of any event which if he were a director would cause him to vacate his office as director; or

(iii) if he resigns his office by notice in writing to the Company.

	(E)	In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

94.	Executive Directors

The board or any committee authorised by the board may from time to time appoint one or more directors to hold any employment or executive office with the Company for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board or any committee authorised by the board may in its discretion decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the director may have against the Company or the Company may have against the director for any breach of any contract of service between him and the Company which may be involved in the revocation or termination. A director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of his remuneration as a director.

Fees, Remuneration, Expenses and Pensions

95.	Directors’ Fees

Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board provided that the aggregate of all fees so paid to directors (excluding amounts payable under any other provision of these articles) shall not exceed £1,000,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the Company.

96.	Additional Remuneration

Any director who performs services which in the opinion of the board or any committee authorised by the board go beyond the ordinary duties of a director may be paid such reasonable extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may in its discretion decide in addition to any remuneration provided for by or pursuant to any other article.

97.	Expenses

Each director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings of the Company or any other meeting which as a director he is entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director. The Company may also fund a director’s expenditure on defending proceedings and may do anything to enable a director to avoid incurring such expenditure both as provided in the Companies Acts.

98.	Pensions and Gratuities for Directors

The board or any committee authorised by the board may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, or dependants of, or persons connected to, any director or former director provided that no benefits (except such as may be provided for by any other article) may be granted to or in respect of a director or former director who has not been employed by, or held an executive office or place of profit under, the Company or any body corporate which is or has been its subsidiary undertaking or any predecessor in business of the Company or any such body corporate without the approval of an ordinary resolution of the Company. No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Directors’ Interests

99.	Permitted Interests and Voting

	(A)	Subject to the provisions of the Companies Acts and of paragraph (J) of this article, no director or proposed or intending director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any contract in which any director is in any way interested be liable to be avoided, nor shall any director who is so interested be liable to account to the Company or the members for any remuneration, profit or other benefit realised by the contract by reason of the director holding that office or of the fiduciary relationship thereby established.

	(B)	A director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board may decide, and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of any remuneration provided for by or pursuant to any other article.

	(C)	A director may be or become a director or other officer of, or otherwise be interested in, or contract with any company promoted by the Company or in which the Company may be interested or as regards which it has any power of appointment, and shall not be liable to account to the Company or the members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in or contract with the other company nor shall any such contract be liable to be avoided. Subject to the Companies Acts and these articles, the board may also cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company. Subject to the Companies Acts and these articles, a director may also vote on and be counted in the quorum in relation to any of such matters.

	(D)	A director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

	(E)	A director shall not vote on or be counted in the quorum in relation to any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the Company is interested and the director seeking to vote or be counted in the quorum owns one per cent. or more of it.

(F)	Save as otherwise provided by these articles, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest which (taken together with any interest of any person connected with him) is to his knowledge a material interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution where that material interest arises only from one or more of the following matters:-

	(i)	the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

	(ii)	the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

	(iii)	the giving to him of any other indemnity where all other directors are being offered indemnities on substantially the same terms;

	(iv)	the funding by the Company of his expenditure on defending proceedings or the doing by the Company of anything to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;

	(v)	where the Company or any of its subsidiary undertakings is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

	(vi)	any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company;

	(vii)	any contract concerning any other company (not being a company in which the director owns one per cent. or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

(viii)	any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which relates both to directors and employees of the Company or of any of its subsidiary undertakings and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates;

(ix)	any contract for the benefit of employees of the Company or of any of its subsidiary undertakings under which he benefits in a similar manner to the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates; and

(x)	any contract for the purchase or maintenance of insurance against any liability for, or for the benefit of, any director or directors or for, or for the benefit of, persons who include directors.

(G)	A company shall be deemed to be one in which a director owns one per cent. or more if and so long as (but only if and so long as) he, taken together with any person connected with him, is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

(H)	Where a company in which a director owns one per cent. or more is materially interested in a contract, he also shall be deemed materially interested in that contract.

(I)	If any question shall arise at any meeting of the board as to the materiality of the interest of a director (other than the chairman of the meeting) or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to him) has not been fairly disclosed to the board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman of the meeting shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the board.

	(J)	A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the board after he knows that he is or has become so interested. For the purposes of this article, a general notice to the board by a director to the effect that (a) he is a member of a specified company or firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm or (b) he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract; provided that no such notice shall be effective unless either it is given at a meeting of the board or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

	(K)	References in this article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

	(L)	Subject to the provisions of the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract not properly authorised by reason of a contravention of this article.

Powers and Duties of the Board

100.	General Powers of Company Vested in Board

Subject to the provisions of the Companies Acts, the memorandum of association of the Company and these articles and to any directions given by the Company in general meeting by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company whether relating to the management of the business of the Company or not. No alteration of the memorandum of association or these articles and no special resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the board by any other article.

101.	Borrowing Powers

	(A)	Subject to the following provisions of this article, the board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Companies Act, to issue debentures and other securities, whether outright or as collateral security, for a debt, liability or obligation of the Company or of a third party.

	(B)	The board shall restrict the borrowings of the Company and shall exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings so as to secure (as regards subsidiary undertakings, to the extent possible) that the aggregate principal amount outstanding in respect of moneys borrowed by the group does not at any time without the previous sanction of an ordinary resolution of the Company exceed a sum equal to US$1,200,000,000.

(C)	In this article:-

	(i)	“group” means:

		(a)	the Company;

		(b)	all undertakings which are included in the consolidated group accounts in which the relevant balance sheet is comprised and which would be so included if group accounts were prepared at the relevant time (and if that time were the end of the Company’s financial year); and

		(c)	all undertakings which are not included in the consolidated group accounts in which the relevant balance sheet is comprised but which would be so included if group accounts were prepared at the relevant time (and if that time were the end of the Company’s financial year);

	(ii)	“group undertaking” means the Company or another undertaking in the group;

	(iii)	“moneys borrowed” means all moneys borrowed including, without limitation:

		(a)	the nominal amount of and the amount of any premium paid in respect of the allotted share capital (not being equity share capital) of a group undertaking other than the Company not beneficially owned, directly or indirectly, by another group undertaking;

		(b)	any amount raised by acceptance under an acceptance credit facility;

		(c)	any amount raised under a note purchase facility;

		(d)	the amount of any liability in respect of a lease or hire purchase contract which would, in accordance with generally accepted accounting standards in the United Kingdom, be treated as a finance or capital lease;

		(e)	the amount of any liability in respect of a purchase price for assets or services the payment of which is deferred for a period of more than 90 days; and

(f)	any amount raised under another transaction (including, without limitation, a forward sale or purchase agreement) having the commercial effect of a borrowing;

but excluding:

(g)	borrowings by one group undertaking from another, including the principal amount of any loan capital (whether secured or unsecured) and the nominal amount of any allotted or issued share capital (not being any equity share capital) of a group undertaking beneficially owned, directly or indirectly, by another group undertaking;

(h)	borrowings for the purpose of financing a contract to the extent that the price receivable under the contract is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade and Industry or by another person fulfilling a similar function;

(i)	borrowings for the purpose of, and applied within six months of being made in, repaying the whole or part of borrowings that constitute moneys borrowed for the purposes of this article, pending their application for that purpose within that period; and

in calculating moneys borrowed for the purposes of this article, there shall be deducted:

(iv)	an amount equal to the aggregate of:

	(a)	all cash in hand and cash deposits repayable on demand with any bank or financial institution (not itself a group undertaking); and

	(b)	investments which are readily convertible into known amounts of cash with notice of 48 hours or less;

in each case beneficially owned, directly or indirectly, by a group undertaking and whether denominated in sterling or in a currency other than sterling.

(D)	When the amount of the moneys borrowed to be taken into account for the purposes of this article on a particular day is being calculated, moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:

	(i)	at the rate of exchange specified in a forward purchase contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risk associated with fluctuations in rates of exchange in respect of repayment of those moneys (a “hedging agreement”); or

(ii)	if those moneys were borrowed on or before the date of the relevant balance sheet and repayment of those moneys has not been covered by a hedging agreement, at the more favourable to the Company of:

	(a)	the rate of exchange used for the conversion of that currency in the relevant balance sheet; or

	(b)	the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the business day immediately preceding the day on which the calculation falls to be made; or

(iii)	if those moneys were borrowed after the date of the relevant balance sheet and repayment of those moneys has not been covered by a hedging agreement, at the more favourable to the Company of:

	(a)	the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the date of the relevant balance sheet; or

	(b)	the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the business day immediately preceding the day on which the calculation falls to be made.

(E)	When calculating moneys borrowed for the purposes of this article, where a group undertaking has issued equity share capital that is not owned, directly or indirectly, by a group undertaking (“external capital”):

	(i)	the relevant percentage of any borrowings from that group undertaking by another group undertaking shall not be excluded pursuant to paragraph (C)(iii)(g);

	(ii)	the relevant percentage of any borrowings made by that group undertaking that constitute moneys borrowed for the purposes of this article shall be deducted; and

	(iii)	the relevant percentage of any items falling within clause (C)(iii)(j) beneficially owned, directly or indirectly, by that group undertaking shall not be deducted;

and for the purpose of this paragraph “relevant percentage” means a percentage equal to the percentage that the external capital forms of the whole of the issued equity share capital of that group undertaking.

(F)	A report of the auditors as to the aggregate amount of moneys borrowed for the purposes of this article is conclusive and binding on all concerned. Nevertheless the board may at any time act in reliance on a bona fide estimate of the amount of the aggregate amount of moneys borrowed. If in consequence the limit on moneys borrowed set out in this article is inadvertently exceeded, the amount of moneys borrowed equal to the excess may be disregarded for 90 days after the date on which by reason of a determination of the auditors or otherwise the board becomes aware that the situation has or may have arisen.

(G)	No debt incurred or security given in respect of moneys borrowed in excess of the limit imposed by this article is invalid or ineffectual except where express notice that the limit has been or will be exceeded has been given to the lender or recipient of the security at the time when the debt is incurred or security given. No lender or other person dealing with the Company is concerned to see or enquire whether the limit is observed.

102.	Agents

	(A)	The board can appoint anyone as the Company’s attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the board or the board can give someone else the power to select attorneys. The board or the persons who are authorised by it to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the board does not have under these articles.

	(B)	The board can decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the board decides on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.

	(C)	The board can:-

(i) delegate any of its authority, powers or discretions to any manager or agent of the Company;

(ii) allow managers or agents to delegate to another person;

(iii) remove any people it has appointed in any of these ways; and

(iv) cancel or change anything that it has delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

Any appointment or delegation by the board which is referred to in this article can be on any conditions decided on by the board.

	(D)	The ability of the board to delegate under this article applies to all its powers and is not limited because certain articles refer to powers being exercised by the board or by a committee authorised by the board while other articles do not.

103.	Delegation to Individual Directors

The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

104.	Official Seals

The Company may exercise all the powers conferred by the Companies Acts with regard to having official seals and those powers shall be vested in the board.

105.	Registers

Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place and the board may make and vary such regulations as it may think fit respecting the keeping of the register.

106.	Provision for Employees

The board may exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

Proceedings of the Board

107.	Board Meetings

The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary on the requisition of a director at any time shall, summon a board meeting.

108.	Notice of Board Meetings

Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and if no request is made to the board it shall not be necessary to give notice of a board meeting to any director who is absent from the United Kingdom at the relevant time. A director may waive notice of any meeting either prospectively or retrospectively. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

109.	Quorum

The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

110.	Directors below Minimum through Vacancies

The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number but, if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles or is below the number fixed by or in accordance with these articles as the quorum or there is only one continuing director, the continuing directors or director may act for the purpose of filling vacancies or of summoning general meetings of the Company but not for any other purpose. If there are no directors or director able or willing to act, then any two members (excluding any member holding shares as treasury shares) may summon a general meeting for the purpose of appointing directors.

111.	Appointment of Chairman

The board may appoint a director to be the chairman or a deputy chairman of the board, and may at any time remove him from that office. The chairman of the board or failing him a deputy chairman shall act as chairman at every meeting of the board. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a director longest shall take the chair. But if no chairman of the board or deputy chairman is appointed, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting. References in these articles to a deputy chairman include, if no one has been appointed to that title, a person appointed to a position with another title which the board designates as equivalent to the position of deputy chairman.

112.	Competence of Meetings

A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions vested in or exercisable by the board.

113.	Voting

Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

114.	Delegation to Committees

	(A)	The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons

(whether a member or members of its body or not) as it thinks fit. References in these articles to committees include sub-committees permitted under this article.

	(B)	Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the board. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the board so far as the same are applicable and are not superseded by any regulations imposed by the board.

	(C)	The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

115.	Participation in Meetings by Telephone

All or any of the members of the board may participate in a meeting of the board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

116.	Resolution in Writing

A resolution in writing signed by all the directors who are at the relevant time entitled to receive notice of a meeting of the board and who would be entitled to vote on the resolution at a meeting of the board (if that number is sufficient to constitute a quorum) shall be as valid and effectual as a resolution passed at a meeting of the board properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors concerned. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

117.	Validity of Acts of Board or Committee

All acts done by the board or by any committee or by any person acting as a director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or person so acting or that they or any of them were disqualified from holding office or had vacated office or were not entitled to vote, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee and had been entitled to vote.

Secretary

118.	Appointment and Removal of the Secretary

Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term and upon such conditions as the board may think fit; and any secretary so appointed may be removed by the board.

Seals

119.	Use of Seals

The board shall provide for the custody of every seal of the Company. A seal shall only be used by the authority of the board or of a committee of the board authorised by the board in that behalf. Subject as otherwise provided in these articles, and to any resolution of the board or committee of the board dispensing with the requirement for counter-signature on any occasion, any instrument to which the common seal is applied shall be signed by at least one director and the secretary, or by at least two directors or by such other person or persons as the board may approve. Any instrument to which an official seal is applied need not, unless the board otherwise decides or the law otherwise requires, be signed by any person.

Dividends and Other Payments

120.	Declaration of Dividends by Company

The Company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

121.	Payment of Interim and Fixed Dividends by Board

Subject to the provisions of the Companies Acts, the board may pay such interim dividends as appear to the board to be justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the Company, in the opinion of the board, justifies its payment. If the board acts in good faith, it shall not incur any liability to the holders of any shares for any loss they may suffer in consequence of the payment of an interim or fixed dividend on any other class of shares ranking pari passu with or after those shares.

122.	Calculation and Currency of Dividends

	(A)	Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:-

		(i)	all dividends shall be declared and paid according to the amounts paid up on the share in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share; and

		(ii)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the share during any portion or portions of the period in respect of which the dividend is paid.

	(B)	Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide, a dividend or any other money payable in respect of a share can be declared in any currency and paid in any currency or currencies. The board may decide the basis of conversion for any currency conversions that may be required and how any costs involved are to be met. The board can offer any shareholder or group or groups of shareholders the choice to receive dividends and other money payable in respect of their shares in a currency or currencies other than that in which the dividend or other money payable is declared on such terms and conditions as the directors may prescribe from time to time.

123.	Amounts Due on Shares may be Deducted from Dividends

The board may deduct from any dividend or other moneys payable to a member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares.

124.	No Interest on Dividends

Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

125.	Payment Procedure

Any dividend or other sum payable in cash by the Company in respect of a share may be paid by cheque, warrant or similar financial instrument sent by post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the register in respect of the shares at his address as appearing in the register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every cheque, warrant or similar financial instrument shall, unless the holder or joint holders otherwise direct, be made payable to the holder or, in the case of joint holders, to the holder whose name stands first on the register in respect of the shares, and shall be sent at his or their risk and payment of the cheque, warrant or similar financial instrument by the financial institution on which it is drawn shall constitute a good discharge to the Company. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means including, in respect of uncertificated shares, by means of the facilities and requirements of a relevant system and to or through such person as the holder or joint holders may in writing direct and the Company may agree, and the making of such payment shall be a good discharge to the Company and the Company shall have no responsibility for any sums lost or delayed in the course of payment by any such system or other means or where it has acted on any such directions and accordingly, payment by any such system or other means shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the shares held by them. Where a person is entitled by transmission to a share, any dividend or other sum payable by the Company in respect of the share may be paid as if he were a holder of the share and his address noted in the register were his registered address and where two or more persons are so entitled, any one of them may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the shares.

126.	Uncashed Dividends

The Company may cease to send any cheque, warrant or similar financial instrument through the post or to employ any other means of payment, including payment by means of a relevant system, for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or similar financial instruments have been returned undelivered or remain uncashed during or at the end of the period for which the same are valid or that means of payment has failed. In addition, the Company may cease to send any cheque, warrant or similar financial instrument through the post or may cease to employ any other means of payment if, in respect of one dividend payable on those shares, the cheque, warrant or similar financial instrument has been returned undelivered or remains uncashed during or at the end of the period for which the same is valid or that means of payment has failed and reasonable enquiries have failed to establish any new address or account of the holder. Subject to the provisions of these articles, the Company must recommence sending cheques, warrants or similar financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.

127.	Forfeiture of Unclaimed Dividends

All dividends or other sums payable on or in respect of any shares which remain unclaimed may be invested or otherwise made use of by the board for the benefit of the Company until claimed. Any dividend or other sum unclaimed after a period of 12 years from the date when it was declared or became due for payment shall be forfeited and shall revert to the Company unless the board decides otherwise and the payment by the board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

128.	Dividends Not in Cash

Any general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any assets or any part thereof to be distributed and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as may seem expedient to the board.

129.	Scrip Dividends

The board may, if authorised by an ordinary resolution of the Company, offer any holders of ordinary shares (excluding any member holding shares as treasury shares) the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(i)	An ordinary resolution may specify some or all of a particular dividend (whether or not already declared) or may specify some or all of any dividends declared or paid within a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed;

(ii)	The entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo. For this purpose “relevant value” shall be calculated by reference to the average of the market value (as defined by the Listing Rules) of the Company’s ordinary shares on such five consecutive dealing days as the board shall determine provided that the first of such days shall be on or after the day on which the ordinary shares are first quoted “ex” the relevant dividend or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report the auditors may rely on advice or information from brokers or other sources of information as they think fit;

(iii)	No fraction of any ordinary share shall be allotted. The board may make such provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such member of fully paid ordinary shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements;

(iv)	The board, if it intends to offer an election in respect of any dividend, shall give notice to the holders of ordinary shares of the right of election offered to them, and specify the procedure to be followed which, for the avoidance of doubt, may include an election by means of a relevant system and the place at which, and the latest time by which, elections must be lodged in order for elections to be effective; no such notice need be given to holders of ordinary shares who have previously given election mandates in accordance with this article and whose mandates have not been revoked; the accidental omission to give notice of any right of election to, or the non receipt of any such notice by, any holder of ordinary shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

(v)	The board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined;

(vi)	The board may exclude from any offer or make other arrangement in relation to any holders of ordinary shares where the board believes that such exclusion or arrangement is necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory, or the board believes that for any other reason the offer should not be made to them;

(vii)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (for the purposes of this article “the elected ordinary shares”) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the board shall capitalise, out of any amount standing to the credit of any reserve or fund (including the profit and loss account) at the relevant time whether or not the same is available for distribution as the board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis. The board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

(viii)	The additional ordinary shares when allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue except that they will not be entitled to participation in the relevant dividend;

(ix)	Unless the board otherwise determines, or unless the Uncertificated Securities Regulations and/or the rules of the relevant system concerned otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared or paid in respect of his elected ordinary shares shall be in uncertificated form (in respect of the member’s elected ordinary shares which were in uncertificated form on the date of the member’s election) and in certificated form (in respect of the member’s elected ordinary shares which were in certificated form on the date of the member’s election);

(x)	The board may also from time to time establish or vary a procedure for election mandates, which, for the avoidance of doubt, may include an election by means of a relevant system, under which a holder of ordinary shares may elect in respect of future rights of election offered to that holder under this article until the election mandate is revoked or deemed to be revoked in accordance with the procedure;

(xi)	The board may decide how any costs relating to making new shares available in place of a cash dividend will be met, including deciding to deduct an amount from the entitlement of a shareholder under this article; and

(xii)	At any time before new ordinary shares are allotted instead of cash in respect of any part of a dividend, the board may determine that such new ordinary shares will not be allotted. Any such determination may be made before or after any election has been made by members in respect of the relevant dividend.

Capitalisation of Reserves

130.	Power to Capitalise Reserves and Funds

The Company may, upon the recommendation of the board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount standing to the credit of any reserve or fund (including the profit and loss account) at the relevant time whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts unpaid at the relevant time on any shares in the Company held by those members respectively or in paying up in full unissued shares, debentures or other obligations of the Company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article: (i) a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company; and (ii) where the amount capitalised is applied in paying up in full unissued shares, the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly. The board may authorise any person to enter into an agreement with the Company on behalf of the persons entitled to participate in the distribution and the agreement shall be binding on those persons.

131.	Settlement of Difficulties in Distribution

Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the board may settle the matter as it thinks expedient and in particular may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the board.

Record Dates

132.	Power to Choose Any Record Date

Notwithstanding any other provision of these articles, the Company or the board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix any such record date shall include the power to fix a time on the chosen date.

Accounting Records and Summary Financial Statements

133.	Records to be Kept

The board shall cause to be kept accounting records sufficient to show and explain the Company’s transactions, and such as to disclose with reasonable accuracy at any time the financial position of the Company at that time, and which accord with the Companies Acts.

134.	Inspection of Records

No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law, ordered by a court of competent jurisdiction or authorised by the board or by ordinary resolution of the Company.

135.	Summary Financial Statements

The Company may send summary financial statements to members of the Company instead of copies of its full accounts and reports and for the purposes of this article sending includes using electronic communications and publication on a web site in accordance with the Companies Acts.

Service of Notices and Documents

136.	Service of Notices

	(A)	Any notice or document (including a share certificate) may be served on or sent or delivered to any member by the Company either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member or by means of a relevant system or, where appropriate, by sending it using electronic communications to an address notified by the member concerned to the Company for that purpose or by publication on a web site in accordance with the Companies Acts or by any other means authorised in writing by the member concerned. In the case of joint holders of a share, service, sending or delivery of any notice or document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or delivery to all the joint holders.

	(B)	If on three consecutive occasions a notice to a member has been returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied to the Company (or its agent) a new registered address, or a postal address within the United Kingdom for the service of notices, or shall have informed the Company, in such manner as may be specified by the Company, of an address for the service of notices by electronic communications. For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the Company (or its agents), and a notice sent by electronic communications shall be treated as returned undelivered if the Company (or its agents) receives notification that the notice was not delivered to the address to which it was sent.

137.		Record Date for Service

Any notice or document may be served, sent or delivered by the Company by reference to the register as it stands at any time not more than 15 days before the date of service, sending or delivery. No change in the register after that time shall invalidate that service, sending or delivery. Where any notice or document is served on or sent or delivered to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or delivery of that notice or document.

138.	Members Resident Abroad or on branch registers

	(A)	Any member whose registered address is not within the United Kingdom and who gives to the Company a postal address within the United Kingdom at which notices or documents may be served upon, or delivered to, him shall be entitled to have notices or documents served on or sent or delivered to him at that address. Any member whose registered address is not within the United Kingdom and who gives to the Company an address for the purposes of electronic communications may, at the absolute discretion of the board, have notices or documents sent to him at that address. Otherwise, a member whose registered address is not within the United Kingdom shall not be entitled to receive any notice or document from the Company.

	(B)	For a member registered on a branch register, notices or documents can be posted or despatched in the United Kingdom or in the country where the branch register is kept.

139.	Service of Notice on Person Entitled by Transmission

A person who is entitled by transmission to a share, upon supplying the Company with a postal address within the United Kingdom for the service of notices shall be entitled to have served upon or delivered to him at such address any notice or document to which he would have been entitled if he were the holder of that share. A person who is entitled by transmission to a share, upon supplying the Company with an address for the purposes of electronic communications for the service of notices may, at the absolute discretion of the board, have sent to him at such address any notice or document to which he would have been entitled if he were the holder of that share. In either case, such service, sending or delivery shall for all purposes be deemed a sufficient service, sending or delivery of such notice or document on all persons interested (whether jointly with or as claimants through or under him) in the share. Otherwise, any notice or other document served on or sent or delivered to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served, sent or delivered in respect of any share registered in the name of that member as sole or joint holder.

140.	When Notice Deemed Served

Any notice or document, if sent by the Company by post, shall be deemed to have been served or delivered on the day following that on which it was put in the post if first class post was used or 72 hours after it was posted if first class post was not used and, in proving service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, prepaid and put in the post. Any notice or document not sent by post but left by the Company at a registered address or at an address (other than an address for the purposes of electronic communications) notified to the Company in accordance with these articles by a person who is entitled by transmission to a share shall be deemed to have been served or delivered on the day it was so left. Any notice or document served or delivered by the Company by means of a relevant system shall be deemed to have been served or delivered when the Company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice or document. Any notice or document sent by the Company using electronic communications shall be deemed to have been received on the day following that on which it was sent. A notice or document placed on the Company’s website or websites shall be deemed to have been received on the day following that on which a notice of availability was sent. Proof that a notice or document contained in an electronic communication was given or sent in accordance with current guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice or document was given or sent. Any notice or document served, sent or delivered by the Company by any other means authorised in writing by the member concerned shall be deemed to have been served, received or delivered when the Company has carried out the action it has been authorised to take for that purpose.

141.	Notice When Post Not Available

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom or some part of the United Kingdom or of the relevant electronic communication system the Company is unable effectively to convene a general meeting by notice sent through the post or by electronic communications, notice of the general meeting may be given to members affected by the suspension or curtailment by a notice advertised in at least one newspaper with a national circulation. Notice published in this way shall be deemed to have been properly served on all affected members who are entitled to have notice of the meeting served upon them, on the day when the advertisement has appeared in at least one such paper. If at least six clear days prior to the meeting the sending of notices by post or by electronic communications has again become generally possible, the Company shall send confirmatory copies of the notice by post or by electronic communications to the persons entitled to receive them.

Destruction of Documents

142.	Presumptions Where Documents Destroyed

If the Company destroys or deletes:-

	(i)	any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation, or

	(ii)	any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the Company, or

	(iii)	any instrument of transfer of shares or Operator-instruction for the transfer of shares which has been registered by the Company at any time after a period of six years has elapsed from the date of registration, or

	(iv)	any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it and the Company destroys or deletes the document or instruction in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrebuttably in favour of the Company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer or Operator-instruction so destroyed or deleted was a valid and effective instrument of transfer or instruction and was properly registered and that every other document so destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the Company were correctly recorded. If the documents relate to uncertificated shares, the Company must comply with any requirements of the Uncertificated Securities Regulations which limit its ability to destroy these documents. Nothing contained in this article shall be construed as imposing upon the Company any liability which, but for this article, would not exist or by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction of any document include references to its disposal in any manner.

Winding Up

143.	Distribution of Assets Otherwise Than in Cash

If the Company commences liquidation, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Companies Acts:-

	(i)	divide among the members (excluding any member holding shares as treasury shares) in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for that purpose, set such values as he deems fair upon any property to be divided and determine how the division shall be carried out as between the members or different classes of members, or

	(ii)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any shares or other assets upon which there is any liability.

Indemnity

144.	Indemnity of Directors

Subject to the provisions of the Companies Acts, the Company may indemnify any director of the Company or of any associated company against any liability and may purchase and maintain for any director of the Company or of any associated company insurance against any liability.

ARTICLES OF ASSOCIATION
of
SHIRE PLC
(Articles adopted by special resolution on 19th September 2005)

CONTENTS

			Page
1	.	Exclusion of Table A	1
2	.	Definitions	1
3	.	Form of Resolution	4
4	.	Authorised Share Capital	4
5	.	Rights Attached to Shares	4
6	.	Redeemable Shares	9
7	.	Purchase of Own Shares	9
8	.	Variation of Rights	10
9	.	Pari Passu Issues	10
10	.	Unissued Shares	10
11	.	Payment of Commission	10
12	.	Trusts Not Recognised	11
13	.	Suspension of Rights Where Non-Disclosure of Interest	11
14	.	Uncertificated Shares	13
15	.	Right to Share Certificates	14
16	.	Replacement of Share Certificates	15
17	.	Execution of Share Certificates	15
18	.	Company’s Lien on Shares Not Fully Paid	15

19	.	Enforcing Lien by Sale	15
20	.	Application of Proceeds of Sale	16
21	.	Calls	16
22	.	Timing of Calls	16
23	.	Liability of Joint Holders	16
24	.	Interest Due on Non-Payment	16
25	.	Sums Due on Allotment Treated as Calls	16
26	.	Power to Differentiate	17
27	.	Payment of Calls in Advance	17
28	.	Notice if Call or Instalment Not Paid	17
29	.	Form of Notice	17
30	.	Forfeiture for Non-Compliance with Notice	17
31	.	Notice after Forfeiture	17
32	.	Sale of Forfeited Shares	17
33	.	Arrears to be Paid Notwithstanding Forfeiture	18
34	.	Statutory Declaration as to Forfeiture	18
35	.	Transfer	18
36	.	Execution of Transfer	19
37	.	Rights to Decline Registration of Partly Paid Shares	19
38	.	Other Rights to Decline Registration	19
39	.	No Fee for Registration	19
40	.	Untraced Shareholders	20
41	.	Transmission on Death	21
42	.	Entry of Transmission in Register	21
43	.	Election of Person Entitled by Transmission	21

44	.	Rights of Person Entitled by Transmission	21
45	.	Increase, Consolidation, Sub-Division and Cancellation	22
46	.	Fractions	22
47	.	Reduction of Capital	22
48	.	Extraordinary General Meetings	23
49	.	Annual General Meetings	23
50	.	Convening of Extraordinary General Meetings	23
51	.	Separate General Meetings	23
52	.	Length of Notice	23
53	.	Omission or Non-Receipt of Notice	23
54	.	Postponement of General Meetings	24
55	.	Quorum	24
56	.	Procedure if Quorum Not Present	24
57	.	Security Arrangements	25
58	.	Chairman of General Meeting	25
59	.	Orderly Conduct	25
60	.	Entitlement to Attend and Speak	25
61	.	Adjournments	25
62	.	Notice of Adjournment	26
63	.	Amendments to Resolutions	26
64	.	Amendments Ruled Out of Order	26
65	.	Votes of Members	26
66	.	Method of Voting	26
67	.	Procedure if Poll Demanded	27
68	.	When Poll to be Taken	27

69	.	Continuance of Other Business after Poll Demand	27
70	.	Votes on a Poll	27
71	.	Casting Vote of Chairman	28
72	.	Votes of Joint Holders	28
73	.	Voting on Behalf of Incapable Member	28
74	.	No Right to Vote where Sums Overdue on Shares	28
75	.	Objections or Errors in Voting	28
76	.	Appointment of Proxies	29
77	.	Receipt of Proxies	29
78	.	Maximum Validity of Proxy	30
79	.	Form of Proxy	30
80	.	Cancellation of Proxy’s Authority	30
81	.	Number of Directors	31
82	.	Age of Directors	31
83	.	Directors’ Shareholding Qualification	31
84	.	Power of Company to Elect Directors	31
85	.	Power of Board to Appoint Directors	31
86	.	Number to Retire by Rotation	31
87	.	Identity of Directors to Retire	32
88	.	Filling Vacancies	32
89	.	Power of Removal by Special Resolution	32
90	.	Persons Eligible as Directors	32
91	.	Position of Retiring Directors	32
92	.	Vacation of Office by Directors	33
93	.	Alternate Directors	33

94	.	Executive Directors	34
95	.	Directors’ Fees	35
96	.	Additional Remuneration	35
97	.	Expenses	35
98	.	Pensions and Gratuities for Directors	35
99	.	Permitted Interests and Voting	36
100	.	General Powers of Company Vested in Board	39
101	.	Borrowing Powers	39
102	.	Agents	43
103	.	Delegation to Individual Directors	44
104	.	Official Seals	44
105	.	Registers	44
106	.	Provision for Employees	44
107	.	Board Meetings	44
108	.	Notice of Board Meetings	44
109	.	Quorum	45
110	.	Directors below Minimum through Vacancies	45
111	.	Appointment of Chairman	45
112	.	Competence of Meetings	45
113	.	Voting	45
114	.	Delegation to Committees	45
115	.	Participation in Meetings by Telephone	46
116	.	Resolution in Writing	46
117	.	Validity of Acts of Board or Committee	46
118	.	Appointment and Removal of the Secretary	47

119	.	Use of Seals	47
120	.	Declaration of Dividends by Company	47
121	.	Payment of Interim and Fixed Dividends by Board	47
122	.	Calculation and Currency of Dividends	47
123	.	Amounts Due on Shares may be Deducted from Dividends	48
124	.	No Interest on Dividends	48
125	.	Payment Procedure	48
126	.	Uncashed Dividends	49
127	.	Forfeiture of Unclaimed Dividends	49
128	.	Dividends Not in Cash	49
129	.	Scrip Dividends	49
130	.	Power to Capitalise Reserves and Funds	52
131	.	Settlement of Difficulties in Distribution	52
132	.	Power to Choose Any Record Date	52
133	.	Records to be Kept	52
134	.	Inspection of Records	53
135	.	Summary Financial Statements	53
136	.	Service of Notices	53
137	.	Record Date for Service	53
138	.	Members Resident Abroad or on branch registers	54
139	.	Service of Notice on Person Entitled by Transmission	54
140	.	When Notice Deemed Served	54
141	.	Notice When Post Not Available	55
142	.	Presumptions Where Documents Destroyed	55
143	.	Distribution of Assets Otherwise Than in Cash	56

144.	Indemnity of Directors	56